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                                                                     EXHIBIT 8.1

List of Subsidiaries of the Registrant


The Art Litho Company                                United States of America
BBF Inc.                                             United States of America
Bideford Limited                                     Ireland
Boxes (Edson) Limited                                Britain
Boxes (GH) Limited                                   Britain
Boxes (Kelvin Fenton) Limited                        Britain
Boxes (Prestige) Limited                             Britain
A. P. Burt & Sons Limited                            Britain
Cahill Printers Limited                              Ireland
Cakeboards Limited                                   Britain
Cats Flexible Packaging BV                           Netherlands
The Cavendish Press Limited                          Britain
C. B. Packaging Limited                              Ireland
Chadwicks of Bury Limited                            Britain
Clondalkin Group (U.K.) Limited                      Britain
Clondalkin Group Investments Limited                 Ireland
Clondalkin Holdings BV                               Netherlands
Clondalkin Holdings GmbH                             Germany
Clondalkin Industries PLC                            Ireland
Clondalkin International Finance                     Ireland
Dace Litho Limited                                   Britain
Ditone Labels Limited                                Britain
Edgemead Limited                                     Ireland
Flexoplast BV                                        Netherlands
Form Plastics BV                                     Netherlands
Fortune Plastics Inc.                                United States of America
Guy and Company Limited                              Ireland
Guy and Company (Distribution) Limited               Ireland
Guysal Limited                                       Ireland
Hansel Flexible Packaging GmbH                       Germany
Linde Vouwkartonnage BV                              Netherlands
LPF Flexible BV                                      Netherlands
LPF Folding Cartons                                  Netherlands
Munster Paper Sacks Limited                          Ireland
Nimax BV                                             Netherlands
Nyffeler, Corti AG                                   Switzerland
Obelisk Investments Limited                          Ireland
Plastic Packing BV                                   Netherlands
Ritchie (U.K.) Limited                               Britain
Spiralkote                                           United States of America
Swiftbrook Limited                                   Ireland
US New Co Inc                                        United States of America
Vaassen Flexible Packaging BV                        Netherlands
Vaassen Inc                                          United States of America
Van der Windt Packaging NV                           Belgium
Van der Windt Verpakking BV                          Netherlands
Verpakkingsindustrie Velsen BV                       Netherlands
Wentus Kunststoff GmbH                               Germany
Wilkes-Cerdac Limited                                Ireland
Wentus BV                                            Netherlands
Wentus (U.K.) Limited                                Britain